Exhibit 99.1

M-tron Industries, Inc. Announces Investor Presentation

ORLANDO, Florida (April 19, 2023)—M-tron Industries, Inc. (NYSE American: MPTI) (“Company” or “MtronPTI”) announced today that an investor presentation via live webcast hosted by members of the MtronPTI management team will be held on Tuesday, May 2, 2023 at 9:00 AM Eastern Time.

The presentation will review MtronPTI’s operations and results.

“We look forward to increased investor engagement as we start our first year as a stand-alone Company.  The business is well positioned for growth in its core markets.   The investor meeting will offer the opportunity for the MtronPTI team to review current and future products and technologies,” said Marc Gabelli, the MtronPTI Interim Chairman.

Investors and other interested parties may access a live webcast of the conference call using the following details:

https://events.q4inc.com/attendee/683231902

Please log in to the webcast to register at least 15 minutes prior to the start of the event. Note that you will need to register in advance for the webcast and will be able to submit any questions you may have during the webcast directly, and they will be answered during a Q&A session immediately following the formal investor presentation.

An archive of the webcast will be available after the call on the Events and Presentations page on the Investor Relations section of Mtron’s website at https://ir.mtronpti.com/events-and-presentations/default.aspx.

“Our team is excited to review opportunities ahead,” said Michael Ferrantino.

About M-tron Industries, Inc.:

M-tron Industries, Inc. (“Mtron”) was originally founded in 1965 as Mechtronics Industries, Inc. Shortly thereafter, the name was formally changed to M-tron Industries, Inc. The primary business of Mtron during the early years was building crystals for the CB radio market. When technology changed in the late 1970s, so did Mtron. A change in marketing approach and continued development of products provided new life for the company. Mtron became known as a supplier of high quality, high reliability crystal, oscillator, and to some degree, VCXO (Voltage Controlled Crystal Oscillator) and TCXO (Temperature Compensated Crystal Oscillator) products which would be used in applications such as telecommunication infrastructure used to make phone systems and later on, the internet function. In 1976, M-tron Industries, Inc. was acquired. In 2002, Mtron acquired the assets of Champion Technologies, Inc. of Franklin Park, Illinois. Champion was a spin-off of Motorola during the mid-1980s. This acquisition helped Mtron recover more quickly from the telecom market collapse of 2001 and 2002 by expanding product offering, as well as customer base.

In 1965, at nearly the same time that Mtron was established, another company was organized, known as Piezo Technology, Inc. (“PTI”). PTI was organized for the purpose of designing and building crystal filters used in all types of equipment where certain types of noise need to be filtered out of a circuit. PTI grew over the years in both business and products to include LC (Lumped Element) filters, TCXO and OCXO (Oven Controlled Crystal Oscillator) products. Primary markets for PTI were Military, Avionics and Instrumentation. In 1995 PTI opened a manufacturing location in India and in 2004 M-tron Industries, Inc. acquired Piezo Technology, Inc.

The combined operations of Mtron and PTI are referred to as “MtronPTI”, and are headquartered in Orlando, Florida. MtronPTI currently has a global footprint and serves most major markets that require precision timing and filter products. The Company’s target market segments include high-end telecommunications, and military, instrumentation, space and avionics (referred to as “MISA”). MtronPTI has operations in Orlando, Florida, Yankton, South Dakota and Noida, India. In addition, MtronPTI has sales offices in Hong Kong.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to MtronPTI, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by MtronPTI with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s Form 10-K, as filed with the SEC on August 19, 2022. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For further information, please contact:

M-tron Industries, Inc.:

Investor Relations:

James Tivy

ir@mtronpti.com